Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the incorporation by reference of our report dated March 31, 2026 with respect to the consolidated financial statements of DSS, Inc. as of and for the year ended December 31, 2025 in this Registration Statement on Form S-1 and the related Prospectus of DSS, Inc filed with the Securities and Exchange Commission.

/s/ HTL International, LLC
Houston, TX
April 17, 2026